AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made this 24th day of March 1999, among Shur De Cor, Inc., a Nevada corporation ("Shur De Cor"); Interactive Marketing Technology, Inc., a New Jersey corporation, any and all of its subsidiaries and fictitious names (hereinafter collectively referred to as "IMT") and its shareholders (hereinafter "Shareholders").

     Shur De Cor wishes to acquire one hundred percent (100%) of the issued and outstanding stock of IMT for and in exchange for stock of Shur De Cor, in statutory merger intending to qualify as a tax-free exchange pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Terms of Exchange

     1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of IMT agree to assign, transfer, and deliver to Shur De Cor, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of IMT stock, and Shur De Cor agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Shur De Cor's stock, par value $0.001, in the aggregate of 12,404,000 shares, of the then issued and outstanding shares of Shur De Cor subject to the provisions of this Plan. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the IMT certificates representing their respective beneficial and record ownership one hundred percent (100%) of the issued and outstanding shares of IMT to Shur De Cor, as soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Shur De Cor stock as provided for herein. Upon the consummation of the transaction contemplated herein, Shur De Cor shall merge with IMT and become the surviving corporation.

     1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Shur De Cor shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Shur De Cor common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

     1.3 Delivery of Certificates. The Shareholders shall transfer to Shur De Cor at the closing provided for in Section 2 (the "Closing") the shares of common stock of IMT listed opposite their respective names on Exhibit A hereto (the "IMT shares") in exchange for shares of the common stock of Shur De Cor as outlined above in Section 1.1 hereof (the "Shur De Cor Stock"). All of such shares of Shur De Cor stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of IMT shares by the Shareholders shall be effected by the delivery to Shur De Cor at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

     1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Shur De Cor may request in order to more effectively sell, transfer and assign clear title and ownership in the IMT shares to Shur De Cor.

                            Section 2

                             Closing

     2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. on or before March 1, 1999 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

     2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

     2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                            Section 3

     Representations, Warranties and Covenants of Shur De Cor

     Shur De Cor represents and warrants to, and covenants with, the Shareholders and IMT as follows:

     3.1 Corporate Status. Shur De Cor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Shur De Cor has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Shur De Cor schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Shur De Cor's Articles of Incorporation or Bylaws. Shur De Cor has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     3.2 Capitalization. The authorized capital stock of Shur De Cor as of the date hereof consists of 20,000,000 common shares, par value $0.001. The common shares of Shur De Cor issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Shur De Cor's common stock or with regard to any options, warrants or other contractual rights to acquire any of Shur De Cor's authorized but unissued common shares.

     3.3  Financial Statements.

          (a) Shur De Cor hereby warrants and covenants to IMT that the audited financial statements for the period ended June 30, 1998 and for the year ended December 31, 1997, fairly and accurately represent the financial condition of Shur De Cor and that no material change has occurred in the financial condition of Shur De Cor.

          (b) Shur De Cor hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Shur De Cor as submitted heretofore to IMT for examination and review.

     3.4 Conduct of Business. Shur De Cor will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of IMT, enter into any material commitments except in the ordinary course of business.

     Shur De Cor will conduct itself in the following manner pending the
Closing:

          (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of Shur De Cor. Except as contemplated in Sections 3.14 and 3.15 of this Plan.

          (b) Capitalization, etc. Shur De Cor will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class. Except as contemplated in Sections 3.14 and 3.15 of this Plan.

     3.5 Options, Warrants and Rights. Shur De Cor has no options, warrants or stock appreciation rights related to the authorized but unissued Shur De Cor common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Shur De Cor common stock, except options, warrants, calls, or commitments, if any, to which Shur De Cor is not a party and by which it is not bound.

     3.6 Title to Property. Shur De Cor has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Shur De Cor, and the properties and assets of Shur De Cor are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Shur De Cor, threatened by or against or effecting Shur De Cor at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Shur De Cor does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Shur De Cor and its present management will (i) give to the Shareholders and IMT, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and IMT, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Shur De Cor as the Shareholders and IMT, or their duly authorized representatives, may reasonably request. Any such request to inspect Shur De Cor's books shall be directed to Shur De Cor's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

     3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Shur De Cor and its representatives will keep confidential any information which they obtain from the Shareholders or from IMT concerning its properties, assets and the proposed business operations of IMT. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on March 1, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Shur De Cor will return to IMT all written matter with regard to IMT obtained in connection with the negotiations or consummation of this Plan.

     3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instrument to which Shur De Cor was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Shur De Cor.

     3.11 Corporate Authority. Shur De Cor has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and IMT, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     3.12 Consent of Shareholders. Shur De Cor hereby warrants and represents that the Shareholders of Shur De Cor, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Reorganization as between Shur De Cor and IMT pursuant to a stock-for-stock transaction in which Shur De Cor would acquire one hundred percent of the issued and outstanding shares of IMT in exchange for the issuance of a total of 12,404,000 common shares of Shur De Cor and thereby IMT shall merge with and into Shur De Cor.

     3.13 Resignation of Directors. Upon the Closing, the current directors of Shur De Cor shall submit their resignations.

     3.14 Name of the Corporation. At the Closing, the Board of Directors of Shur De Cor will adopt a resolution to change the name of Shur De Cor to Interactive Marketing Technology, Inc.

     3.15 Authorized Capital. At the Closing, the Board of Directors of Shur De Cor will adopt a resolution to increase the authorized capital stock of the Shur De Cor from 20,000,000 common shares to 60,000,000.

     3.16 Special Covenants and Representations Regarding the Exchanged Shur De Cor Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Shur De Cor shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Shur De Cor a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.17 Undisclosed or Contingent Liabilities. Shur De Cor hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to IMT in writing or in this Agreement or in any Exhibit attached hereto.

     3.18 Information. The information concerning Shur De Cor set forth in this Plan, and the Shur De Cor schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to IMT in connection with this Plan.

     3.19 Title and Related Matters. Shur De Cor has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Shur De Cor balance sheets, free and clear of any and all liens and encumbrances.

     3.20 Contracts or Agreements. Shur De Cor is not bound by any material contracts, agreements or obligations which it has not already disclosed to IMT in writing or in this Agreement or in any Exhibit attached hereto.

     3.21 Governmental Authorizations. Shur De Cor has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     3.22 Compliance with Laws and Regulations. Shur De Cor has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Shur De Cor or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to IMT.

     3.23 Approval of Plan. The Board of Directors of Shur De Cor has authorized the execution and delivery of this Plan by Shur De Cor and have approved the Plan and the transactions contemplated hereby. Shur De Cor has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     3.24 Investment Intent. Shur De Cor is acquiring the IMT shares to be transferred to it under this Plan for the purpose of merging with IMT and not with a view to the sale or distribution thereof, and Shur De Cor shall cancel the IMT shares upon the completion of the merger.

     3.25 Unregistered Shares and Access to Information. Shur De Cor understands that the offer and sale of the IMT shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning IMT or the IMT shares. Shur De Cor has been provided with and reviewed all information concerning IMT, the IMT shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the IMT shares. Shur De Cor has made an investigation as to the merits and risks of its acquisition of the IMT Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of IMT concerning IMT, the IMT shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the IMT shares.

     3.26 Obligations. Shur De Cor is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

     3.27 Shur De Cor Schedules. Shur De Cor has delivered to IMT the following items listed below, hereafter referred to as the "Shur De Cor Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Shur De Cor on or about the date within the Plan is executed to certify that the Shur De Cor Schedules are true and correct.

          (a)  Copy of Articles of Incorporation, as amended, and Bylaws;

          (b)  Financial statements;

          (c)  Shareholder list;

          (d)  Resolution of Directors approving Plan;

          (e)  Consent of Shareholders approving Plan;

          (f)  Opinion of counsel as required under Section 6.4 of the Plan;

          (g) Officers' Certificate as required under Section 6.2 of the Plan;

          (h)   Certificate of Good Standing.

                            Section 4

         Representations, Warranties and Covenants of IMT

     IMT represents and warrants to, and covenants with, the Shareholders and Shur De Cor as follows:

     4.1 Corporate Status. IMT is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey incorporated on April 21, 1998. IMT has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the IMT schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of IMT's Articles of Incorporation or Bylaws. IMT has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     4.2 Capitalization. The authorized capital stock of IMT as of the date hereof consists of 2,500 common shares. As of the date hereof all common shares of IMT issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of IMT's common stock or with regard to any options, warrants or other contractual rights to acquire any of IMT's authorized but unissued common shares.

     4.3 Conduct of Business. IMT will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Shur De Cor, enter into any material commitments except in the ordinary course of business.

     IMT agrees that IMT will conduct itself in the following manner pending the Closing:

          (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of IMT.

          (b) Capitalization, etc. IMT will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     4.4 Title to Property. IMT has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of IMT, and the properties and assets of IMT are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of IMT, threatened by or against or effecting IMT at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; IMT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, IMT and its present management will (i) give to Shur De Cor, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Shur De Cor, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of IMT as the Shareholders and IMT, or their duly authorized representatives, may reasonably request. Any such request to inspect IMT's books shall be directed to IMT's representative, at the address set forth herein under Section 10.4 Notices.

     4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), IMT and its representatives will keep confidential any information which they obtain from the Shareholders or from IMT concerning its properties, assets and the proposed business operations of IMT. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on March 1, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, IMT will return to Shur De Cor all written matter with regard to Shur De Cor obtained in connection with the negotiations or consummation of this Plan.

     4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Shur De Cor to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Shur De Cor on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

     4.9 Unregistered Shares and Access to Information. IMT and the Shareholders understand that the offer and sale of Shur De Cor shares to be exchanged for the IMT shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Shur De Cor or Shur De Cor stock. IMT and the Shareholders have been provided with and reviewed all information concerning Shur De Cor and Shur De Cor shares, to be exchanged for the IMT shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Shur De Cor shares, to be exchanged for the IMT shares. IMT and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Shur De Cor shares, to be exchanged for the IMT shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Shur De Cor concerning Shur De Cor shares to be exchanged for the IMT shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Shur De Cor shares to be exchanged for the IMT shares.

     4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of IMT of whatever class or series, which the Shareholders have contracted to exchange.

     4.11  Contracts.

          (a) Set forth in the IMT Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which IMT is a party or by which IMT or its properties are bound.

          (b) Except as may be set forth in the IMT Schedules, IMT is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of IMT.

          (c) Except as set forth in the IMT Schedules, IMT is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by IMT, except for adequate value and pursuant to contract. IMT has not entered into any material transaction which is not listed in the IMT Schedules or reflected in the IMT financial statements.

     4.12 Material Contract Defaults. IMT is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of IMT, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which IMT has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

     4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which IMT was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of IMT.

     4.14 Governmental Authorizations. IMT is in good standing in the State of New Jersey. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by IMT of this Plan and the consummation by IMT of the transactions contemplated hereby.

     4.15 Compliance with Laws and Regulations. IMT has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of IMT or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Shur De Cor.

     4.16 Approval of Plan. The Board of Directors of IMT have authorized the execution and delivery of this Plan by IMT and have approved the Plan and the transactions contemplated hereby. IMT has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     4.17 Information. The information concerning IMT set forth in this Plan, and the IMT Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Shur De Cor in connection with this Plan.

     4.18 IMT Schedules. IMT has delivered to Shur De Cor the following items listed below, hereafter referred to as the "IMT Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of IMT on or about the date within the Plan is executed to certify that the IMT Schedules are true and correct.

          (a)     Copy of Articles of Incorporation and Bylaws;

          (b)     Financial Statements;

          (c) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

          (d)     Resolutions of Board of Directors approving Plan;

          (e)     Consent of Shareholders approving Plan;

          (f) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

          (g) A schedule showing the name and location of each bank or other institution with which IMT has an account and the names of the authorized persons to draw thereon or having access thereto;

          (h)      A schedule setting forth all material contracts;

          (i) Officers' Certificate as required by Section 7.2 of the Plan;

          (j)     Certificate of Good Standing

                            Section 5

                        Special Covenants

     5.1 IMT Information Incorporated in Shur De Cor's Reports. IMT represents and warrants to Shur De Cor that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. IMT agrees to indemnify and hold Shur De Cor harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

     5.2 Shur De Cor Information Incorporated in IMT's Reports. Shur De Cor represents and warrants to IMT that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of Shur De Cor agree to indemnify and hold IMT harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

     5.3 Special Covenants and Representations Regarding the Exchanged Shur De Cor Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the Shur De Cor shares in exchange for one hundred percent (100%) of the issued and outstanding shares of IMT to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Shur De Cor intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his IMT shares and the receipt of the Shur De Cor shares exchanged therefor, shall execute and deliver to Shur De Cor a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the IMT shares for Shur De Cor shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

     5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

          (a) IMT and Shur De Cor will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

          (b) Neither IMT nor Shur De Cor will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                            Section 6

              Conditions Precedent to Obligations of
                     IMT and the Shareholders

     All obligations of IMT and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by Shur De Cor in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Shur De Cor shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. IMT shall have been furnished with a certificate, signed by a duly authorized executive officer of Shur De Cor and dated the Closing date, to the foregoing effect.

     6.2 Officers' Certificate. IMT and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Shur De Cor, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of Shur De Cor, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Shur De Cor, and that this Agreement has been complied with in all material respects.

     6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Shur De Cor, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Shur De Cor, except as otherwise disclosed to IMT.

     6.4 Opinion of Counsel of Shur De Cor. Shur De Cor shall furnish to IMT and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to IMT and the Shareholders to the effect that:

          (a) Shur De Cor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

          (b) The business of Shur De Cor, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of IMT, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Shur De Cor has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

          (c) The authorized and outstanding capital stock of Shur De Cor as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

          (d) There are no material claims, suits or other legal proceedings pending or threatened against Shur De Cor of any court or before or by any governmental body which might materially effect the business of Shur De Cor or the financial condition of Shur De Cor as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Shur De Cor.

          (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Shur De Cor, or any contract, agreement, indenture, mortgage, or order by which Shur De Cor is bound.

          (f) This Plan constitutes a legal, valid and binding obligation of Shur De Cor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

          (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Shur De Cor and have been duly authorized by its Board of Directors.

          (h) Shur De Cor has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

     6.5 Good Standing. IMT shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Shur De Cor is in good standing as a corporation in the State of Nevada.

     6.6 Other Items. IMT and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as IMT and the Shareholders may reasonably request.

                            Section 7

        Conditions Precedent to Obligations of Shur De Cor

     All obligations of Shur De Cor under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by IMT and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Shur De Cor shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Shur De Cor shall have been furnished with a certificate, signed by a duly authorized executive officer of IMT and dated the Closing date, to the foregoing effect.

     7.2 Officers' Certificate. Shur De Cor shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of IMT, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of IMT, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of IMT, and that this Agreement has been complied with in all material respects.

     7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Shur De Cor, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of IMT, except as otherwise disclosed to Shur De Cor.

     7.4 Good Standing. Shur De Cor shall have received a Certificate of Good Standing from the State of New Jersey, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that IMT is in good standing as a corporation in the State of New Jersey.

     7.5 Dissenters' Rights Waived. Shareholders representing at one hundred percent (100%) of the issued and outstanding shares of IMT, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of New Jersey in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of IMT.

     7.6 Other Items. Shur De Cor shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Shur De Cor may reasonably request.

     7.7 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Shur De Cor.

                            Section 8

                           Termination

     8.1 Termination by IMT or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of IMT or the Shareholders, if Shur De Cor shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

     8.2 Termination by Shur De Cor. This Plan may be terminated at any time prior to the Closing date by action of Shur De Cor if IMT shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

     8.3  Termination by Mutual Consent

          (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Shur De Cor, expressed by action of its Board of Directors, IMT or the Shareholders.

          (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                            Section 9
                   Shareholders' Representative

     The Shareholders hereby irrevocably designate and appoint Frank A. Leo, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Shur De Cor hereunder, unless agreed in writing by the Shareholders.

                            Section 10
                        General Provisions

     10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

     10.2 Payments of Costs and Fees. Shur De Cor and IMT shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

     10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, IMT and the Shareholders shall cause to have promptly prepared and disseminated a IMT release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Shur De Cor's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

     10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Shur De Cor:       Shur De Cor, Inc.
                         525 South 300 East
                         Salt Lake City, Utah 84111

With a copy to:          Daniel W. Jackson
                         525 South 300 East
                         Salt Lake City, New Jersey 84111

If to IMT:               Interactive Marketing Technology, Inc.
                         5567 Reseda Blvd., Suite 118,
                         Tarzana, California 91356

With a copy to:          Frank A. Leo
                         44 Minebrook Road
                         Colts Neck, New Jersey 07702

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

     10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Shur De Cor, IMT and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

     10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. IMT and Shur De Cor acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

     10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

     10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

     10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

     10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

     IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                    SHUR DE COR, INC.
Attest:

                            /s/ James R. Glavas
                    By: _____________________________________________
                             Its President


                    INTERACTIVE MARKETING TECHNOLOGY, INC.
Attest:

                           /s/ Sandy Lang
                    By: _____________________________________________
                              Its President


                            SHAREHOLDERS:
Attest:

/s/ Margie Melendez              /s/ Sandy Lang
_____________________       By:____________________________________________
                                     Sandy Lang

Attest:

/s/ Margie Melendez               /s/ Martin Goldrod
___________________         By: __________________________________________
                                      Martin Goldrod

Attest:

/s/ signature illegible            /s/ John Bench
_____________________       By: ___________________________________________
                                       John Bench

Attest:

/s/ signature illegible            /s/ Fred Davis
_____________________       By: ___________________________________________
                                       Fred Davis

Attest:

/s/ Doreen Cioni                   /s/ James M. Piro
_____________________       By: ___________________________________________
                                       James M. Piro
Attest:

/s/ signature illegible           /s/ Jack Mariucci
_____________________       By: ___________________________________________
                                      Jack Mariucci

Attest:

/s/ Kathleen Emory                  /s/ Steve Emory
_____________________       By: ___________________________________________
                                        Steve Emory

Attest:

/s/ Frances C. Hopf               /s/ Michael Hopf
_____________________       By: _____________________________________________
                                       Michael Hopf

Attest:

/s/ signature illegible           /s/ Jeff Strumeirer
_____________________       By: ____________________________________________
                                      Jeff Strumeirer

Attest:

/s/ Pauline Dorsey               /s/ Michael Dorsey
_____________________       By:_____________________________________________
                                     Michael Dorsey


Attest:

/s/ signature illegible           /s/ Marjorie R. Melendez
_____________________      By: ______________________________________________
                                      Marjorie Melendez

Attest:

/s/ Margie Melendez               /s/ Margaret Fiore
_____________________      By: _____________________________________________
                                      Margaret Fiore

Attest:

/s/ signature illegible          /s/ Joseph Turchyn
_____________________      By: ______________________________________________
                                     Joseph Turchyn

Attest:

/s/ signature illegible         /s/ James R. Bolton
_____________________      By: _____________________________________________
                                    James R. Bolton

Attest:

/s/ signature illegible         /s/ Jennifer K. Bolton
_____________________      By: ______________________________________________
                                    Jennifer K. Bolton

Attest:

/s/ signature illegible         /s/ Patricia Bolton
_____________________      By: _____________________________________________
                                    Patricia Bolton

Attest:

/s/ signature illegible          /s/ Richard E. Bolton
_____________________      By: ______________________________________________
                                     Richard E. Bolton

Attest:

/s/ Gloria Phisah              /s/ Ron Feiner
____________________      By: _____________________________________________
                                   Ron Feiner

Attest:

/s/ Zita White                /s/ Barry Werner
_____________________    By: ______________________________________________
                                 Barry Weiner

Attest:

/s/ Margie Melendez           /s/ Michael Ferrone
_____________________    By: _____________________________________________
                                  Michael Ferrone
Attest:


/s/ signature illegible          /s/ Ron Perlman
_____________________      By: ______________________________________________
                                     Ron Perlman

Attest:                    The Kall Group, Inc.

/s/ Richard Bolton               /s/ Frank A. Leo
______________________     By:_____________________________________________



                           Schedule (e)



     KEY EMPLOYEES OF INTERACTIVE MARKETING TECHNOLOGY, INC.

     Name                              Annual Salary

     Frank Leo                         No compensation at this time.
     Sandy Lang                        No compensation at this time.




                           Schedule (f)

     NAME AND LOCATION OF INTERACTIVE MARKETING TECHNOLOGY, INC.'S BANK ACCOUNT AND AUTHORIZED SIGNATORIES


     First Union National Bank
     34 Artisan Way
     Colts Neck, New Jersey 07722


     Authorized Signatories:       Frank A. Leo
                                   Sandy Lang



     SHAREHOLDERS OF INTERACTIVE MARKETING TECHNOLOGY, INC.



     Name                              Shares

     The Kall Group, Inc.               1,142.5
     Sandy Lang                         1,142.5
     Martin Goldrod                        10
     John Bench                            10
     Fred Davis                            10
     James M. Piro                          5
     Jack Mariucci                         25
     Steve Emory                           20
     Michael Hopf                          10
     Jeff Strumeirer                       10
     Michael Dorsey                         2
     Marjorie Melendez                      2
     Margaret Fiore                         1
     Joseph Turchyn                        40
     James R. Bolton                       10
     Jennifer K. Bolton                    10
     Patricia Bolton                       10
     Richard E. Bolton                     10
     Ron Feiner                             5
     Barry Weiner                           5
     Michael Ferrone                       10
     Ron Perlman                           10

     TOTAL                              2,500

     EXHIBIT A



Name                    Shares of IMT               Shares of Shur De Cor
-----------------       --------------              ---------------------

The Kall Group, Inc.          1,142.5                    5,677,000
Sandy Lang                    1,142.5                    5,677,000
Martin Goldrod                   10                         50,000
John Bench                       10                         50,000
Fred Davis                       10                         50,000
James M. Piro                     5                         25,000
Jack Mariucci                    25                        125,000
Steve Emory                      20                        100,000
Michael Hopf                     10                         50,000
Jeff Strumeirer                  10                         25,000
Michael Dorsey                    2                         10,000
Marjorie Melendez                 2                         10,000
Margaret Fiore                    1                          5,000
Joseph Turchyn                   40                        200,000
James R. Bolton                  10                         50,000
Jennifer K. Bolton               10                         50,000
Patricia Bolton                  10                         50,000
Richard E. Bolton                10                         50,000
Ron Feiner                        5                         25,000
Barry Weiner                      5                         25,000
Michael Ferrone                  10                         50,000
Ron Perlman                      10                         50,000

Total                                                   12,404,000